Exhibit 8

Principal Subsidiary Undertakings as at 31 December 2014

Incorporated and operating in		% held	Products and services
Europe Heavyside
Belgium	VVM N.V.	100	Cement transport and trading, readymixed concrete, clinker grinding
	Douterloigne N.V.	100	Concrete floor elements, pavers and blocks
	Ergon N.V.	100	Precast concrete and structural elements
	Stradus Aqua N.V.	100	Concrete paving, sewerage and water treatment
	Oeterbeton N.V.	100	Precast concrete
	Prefaco N.V.	100	Precast concrete structural elements
	Remacle S.A.	100	Precast concrete products
	Schelfhout N.V.	100	Precast concrete wall elements
	Stradus Infra N.V.	100	Concrete paving and landscaping products
	Marlux N.V.	100	Concrete paving and landscaping products
Britain &	Anderton Concrete Products Limited	100	Precast and pre-stressed concrete products
Northern Ireland	Northstone (NI) Limited (including Farrans, Ready Use Concrete, R.J. Maxwell & Son, Scott (Toomebridge) Limited)	100	Aggregates, readymixed concrete, mortar, coated macadam, rooftiles, building and civil engineering contracting
	Premier Cement Limited	100	Marketing and distribution of cement
	Forticrete Limited	100	Concrete masonry products and rooftiles
	Ibstock Brick Limited	100	Clay brick manufacturer
	Supreme Concrete Limited	100	Concrete fencing, lintels and floorbeams
Denmark	Betongruppen RBR A/S	100	Concrete paving manufacturer
	CRH Concrete A/S	100	Structural concrete products
Finland	Finnsementti Oy	100	Cement
	Rudus Oy	100	Aggregates, readymixed concrete and concrete products
France	Béton Moulé Industriel S.A.	99.98	Precast concrete products
	L’industrielle du Béton S.A.*	100	Structural concrete products
	Marlux	100	Concrete paving manufacturer
	Stradal	100	Utility and infrastructural concrete products
Germany	CRH Clay Solutions GmbH*	100	Clay brick, pavers and rooftiles
	EHL AG	100	Concrete paving and landscape walling products
Hungary	Ferrobeton Beton-és Vasbetonelem gyártó Zrt.	100	Precast concrete structural elements
Ireland	Irish Cement Limited	100	Cement
	Clogrennane Lime Limited	100	Burnt and hydrated lime
	Roadstone Wood Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, concrete blocks and pipes, asphalt, agricultural and chemical limestone and contract surfacing
Netherlands	Cementbouw B.V.	100	Cement transport and trading, readymixed concrete and aggregates
	Calduran Kalkzandsteen B.V.	100	Sand-lime bricks and building elements
	CRH Kleiwaren Beheer B.V.	100	Clay brick manufacturer
	CRH Structural Concrete B.V.	100	Precast concrete structural elements
	Dycore B.V.	100	Concrete flooring elements
	Struyk Verwo Groep B.V.	100	Concrete paving products
Poland	Bosta Beton Sp. z o.o.	90.30	Readymixed concrete
	CRH Klinkier Sp. z o.o.	100	Clay brick manufacturer
	Drogomex Sp. z o.o.*	99.94	Asphalt and contract surfacing
	Ergon Poland Sp. z o.o.	100	Structural concrete products
	Grupa Ożarów S.A.	100	Cement
	Grupa Prefabet S.A.*	100	Concrete products
	Masfalt Sp. z o.o.*	100	Asphalt and contract surfacing
	O.K.S.M. S.A.	100	Aggregates
	Polbruk S.A.	100	Readymixed concrete and concrete paving
	Trzuskawica S.A.	99.95	Production of lime and lime products
Romania	Ferrobeton Romania SRL	100	Structural concrete products
	Elpreco S.A.	100	Architectural concrete products
Slovakia	Premac, spol. s.r.o.	100	Concrete paving and floor elements
Spain	Beton Catalan S.A.	100	Readymixed concrete
	Cementos Lemona S.A.	98.75	Cement

Incorporated and operating in		% held	Products and services
Europe Heavyside | continued
Switzerland	JURA-Holding AG	100	Cement, aggregates and readymixed concrete
	Element AG Schweiz	100	Prefabricated structural concrete elements
Ukraine	LLC Cement*	51	Cement and clinker grinding
	PJSC Mykolaivcement	99.27	Cement
	Podilsky Cement PJSC	99.60	Cement

Europe Lightside

Belgium	Plakabeton N.V.	100	Construction accessories
Britain &	Anchor Bay Construction Products*	100	Construction accessories
Northern	Ancon Limited	100	Construction accessories
Ireland	CRH Fencing & Security Group (UK) Limited	100	Security fencing
	Cubis	100	Supplier of access chambers and ducting products
	Security Windows Shutters Limited	100	Physical security, industrial and garage doors, roofing systems
France	Heras Clôture S.A.R.L.	100	Temporary fencing
	Plaka Group France S.A.S.	100	Construction accessories
Germany	Alulux GmbH*	100	Roller shutter and awning systems
	ERHARDT Markisenbau GmbH*	100	Roller shutter and awning systems
	Halfen GmbH	100	Construction accessories
	Hammerl GmbH	100	Construction accessories
	Heras-Adronit GmbH	100	Security fencing and access control
	Reuss-Seifert GmbH	100	Construction accessories
Ireland	Plaka Ireland Limited*	100	Construction accessories
Italy	Halfen S.R.L., Società Unipersonale*	100	Construction accessories
Netherlands	Aluminium Verkoop Zuid B.V.	100	Roller shutter and awning systems
	Heras B.V.	100	Security fencing and perimeter protection
	Mavotrans B.V.	100	Construction accessories
Norway	Halfen AS*	100	Construction accessories
Spain	Plakabeton S.L.U.	100	Construction accessories
Sweden	Heras Stängsel AB*	100	Security fencing
Switzerland	F.J. Aschwanden AG*	100	Construction accessories

Europe Distribution

Austria	Quester Baustoffhandel GmbH	100	Builders merchants
Belgium	Lambrechts N.V.	100	Builders merchants
	Sax Sanitair N.V.	75	Sanitary ware, heating and plumbing
	Schrauwen Sanitair en Verwarming N.V.	100	Sanitary ware, heating and plumbing
	Van Neerbos België N.V.	100	DIY stores
France	CRH Ile de France Distribution*	100	Builders merchants
	CRH TP Distribution	100	Builders merchants
	CRH Normandie Distribution	100	Builders merchants
Germany	BauKing AG	100	Builders merchants, DIY stores
	Andreas Paulsen GmbH	100	Sanitary ware, heating and plumbing
Netherlands	CRH Bouwmaten B.V.	100	Cash & Carry building materials
	CRH Bouwmaterialenhandel B.V.	100	Builders merchants
	NVB Ubbens Bouwstoffen B.V.	100	Builders merchants
	Royal Roofing Materials B.V.	100	Roofing materials merchant
	Stoel van Klaveren Bouwstoffen B.V.	100	Builders merchants
	Van Neerbos Bouwmaterialen B.V.	100	Builders merchants
	Van Neerbos Bouwmarkten B.V.	100	DIY stores
	Wij©k’s B.V.	100	Builders merchants
Switzerland	BR Bauhandel AG (trading as BauBedarf and Richner)	100	Builders merchants, sanitary ware and ceramic tiles
	Gétaz Romang Holding SA (trading as Gétaz Romang and Miauton)	100	Builders merchants
	Regusci Reco S.A. (trading as Regusci and Reco)	100	Builders merchants

Principal Subsidiary Undertakings | continued

Incorporated and operating in		% held	Products and services
Americas Materials
United States	Oldcastle Materials, Inc.	100	Holding company
	APAC Holdings, Inc. and Subsidiaries	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Callanan Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	CPM Development Corporation	100	Aggregates, asphalt, readymixed concrete, prestressed concrete and related construction activities
	Dolomite Products Company, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Eugene Sand Construction, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Evans Construction Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Hills Materials Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Michigan Paving and Materials Company	100	Aggregates, asphalt and related construction activities
	Mountain Enterprises, Inc.	100	Aggregates, asphalt and related construction activities
	OMG Midwest, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Preferred Materials Inc.	100	Aggregates, asphalt, readymixed concrete, aggregates distribution and related construction activities
	Oldcastle SW Group, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Pennsy Supply, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Pike Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	P.J. Keating Company	100	Aggregates, asphalt and related construction activities
	Staker & Parson Companies	100	Aggregates, asphalt, readymixed concrete and related construction activities
	The Shelly Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Tilcon Connecticut, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Tilcon New York, Inc.	100	Aggregates, asphalt and related construction activities
	Trap Rock Industries, LLC*	60	Aggregates, asphalt and related construction activities
	West Virginia Paving, Inc.	100	Aggregates, asphalt and related construction activities

Incorporated and operating in		% held	Products and services
Americas Products & Distribution

Argentina	CRH Sudamericana S.A.	100	Holding company
	Canteras Cerro Negro S.A.	99.98	Clay rooftiles, wall tiles and floor tiles
	Cormela S.A.	100	Clay blocks
	Superglass S.A.	100	Fabricated and tempered glass products
Canada	Building Products
	Oldcastle BuildingEnvelope® Canada, Inc.	100	Custom fabricated and tempered glass products and curtain wall
	Oldcastle Building Products Canada, Inc. (trading as Décor Precast, Expocrete Concrete Products, Groupe Permacon, Oldcastle Enclosure Solutions and Transpavé)	100	Masonry, paving and retaining walls, utility boxes and trenches
Chile	Vidrios Dell Orto, S.A.	99.90	Fabricated and tempered glass products
	Comercial Duomo Limitada	99.99	Wholesaler and retailer of specialised building products
United States	Americas Products & Distribution, Inc.	100	Holding company
	CRH America, Inc.	100	Holding company
	Oldcastle, Inc.	100	Holding company
	Building Products
	Oldcastle Architectural, Inc.	100	Holding company
	Oldcastle Building Products, Inc.	100	Holding company
	Big River Industries, Inc.	100	Lightweight aggregates
	Bonsal American, Inc.	100	Premixed cement and asphalt products
	Glen-Gery Corporation	100	Clay bricks
	Merchants Metals, Inc.	100	Fabrication and distribution of fencing products
	Meadow Burke, LLC	100	Concrete accessories
	Oldcastle APG Northeast, Inc. (trading principally as Anchor Concrete Products and Trenwyth Industries)	100	Specialty masonry, hardscape and patio products
	Oldcastle APG South, Inc. (trading principally as Adams Products, Georgia Masonry Supply, Northfield Block Company and Oldcastle Coastal)	100	Specialty masonry, hardscape and patio products
	Oldcastle APG West, Inc. (trading principally as Amcor Masonry Products, Central Pre-Mix Concrete Products, Texas Masonry Products, Miller Rhino Materials, Sierra Building Products and Superlite Block)	100	Specialty masonry and stone products, hardscape and patio products
	Oldcastle BuildingEnvelope®, Inc.	100	Custom fabricated architectural glass
	Oldcastle Lawn & Garden, Inc.	100	Patio products, bagged stone, mulch and stone
	Oldcastle Precast, Inc.	100	Precast concrete products, concrete pipe, prestressed plank and structural elements
	Oldcastle Surfaces, Inc.	100	Custom fabrication and installation of countertops
	Distribution
	Oldcastle Distribution, Inc.	100	Holding company
	Allied Building Products Corp.	100	Distribution of roofing, siding and related products, wallboard, metal studs, acoustical tile and grid

Principal Equity Accounted Investments as at 31 December 2014

Incorporated and operating in		% held	Products and services

Europe Heavyside

China	Jilin Yatai Group Building Materials Investment Company Limited*	26	Cement
India	My Home Industries Limited	50	Cement
Ireland	Kemek Limited*	50	Commercial explosives
Israel	Mashav Initiating and Development Limited	25	Cement

Europe Distribution

France	Doras S.A.	56.95	Builders merchants
	Samse S.A.*	21.13	Builders merchants and DIY stores
Netherlands	Bouwmaterialenhandel de Schelde B.V.	50	DIY stores
	Intergamma B.V.	48.57	DIY franchisor
Portugal	Modelo Distribuição de Materials de Construção S.A.*	50	DIY stores

Americas Materials

United States	American Cement Company, LLC*	50	Cement
	Boxley Aggregates of West Virginia, LLC*	50	Aggregates
	Southside Materials, LLC*	50	Aggregates
	Cadillac Asphalt, LLC*	50	Asphalt
	Piedmont Asphalt, LLC*	50	Asphalt
	American Asphalt of West Virginia, LLC*	50	Asphalt and related construction activities
	HMA Concrete, LLC*	50	Readymixed concrete
	Buckeye Ready Mix, LLC*	45	Readymixed concrete

*	Audited by firms other than Ernst & Young